UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Front Avenue, Suite 502

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2008, NightHawk Radiology Holdings, Inc. (the “Company”) entered into a registration rights agreement with Dr. Paul Berger, the Company’s chairman of the board and former chief executive officer, and Mr. Jon Berger, a former director and senior vice president of the Company. The Company and its former executives agreed to negotiate such an agreement pursuant to the terms of transition and separation agreements, each dated as of November 14, 2008, by and between the Company and each of the executives, copies of which where exhibits to the Company’s Current Report on Form 8-K previously filed on November 17, 2008.

Pursuant to the terms of the registration rights agreement, beginning on April 1, 2009, the former executives are collectively entitled to two demand registrations for shares of common stock of the Company held by them. At the former executives’ election, the common stock to be sold in one of the registrations may be sold in an underwritten offering. With the exception of underwriters’ discounts, if any, and certain other limitations, the Company will be responsible for the expenses incurred in connection with such registrations. The registration rights agreement provides for the indemnification of the former executives for certain liabilities that may arise under the Securities Act of 1933.

A copy of the registration rights agreement is attached hereto as Exhibits 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2009

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Registration Rights Agreement